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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) June 30, 1995


                     VALLEY NATIONAL BANCORP
     (Exact name of registrant as specified in its charter)


                           New Jersey
         (State or other jurisdiction of incorporation)

            0-11179                       22-2477875
  (Commission File Number)   (IRS Employer Identification No.)

            1455 Valley Road, Wayne, New Jersey 07470
            (Address of principal executive offices)

                         (201) 305-8800
      (Registrant's telephone number, including area code)


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Item 2.   Acquisition or Disposition of Assets.

     Effective on June 30, 1995 (the "Effective Time"), Lakeland First Financial Group, Inc. ("Lakeland") merged (the "Merger") with and into Valley National Bancorp ("Valley") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of April 21, 1995 (the "Merger Agreement"), between Valley, Lakeland, Lakeland Savings Bank (the "Bank") and Valley National Bank ("VNB"). Pursuant to a separate merger agreement between VNB and the Bank, the Bank was merged with and into VNB immediately following consummation of the Merger.

     Valley is the parent corporation and bank holding company of VNB, a national banking association that provides a wide range of commercial and retail banking services and trust services in New Jersey. The principal executive offices of Valley and VNB are located at 1455 Valley Road, Wayne, New Jersey 07470. As of March 31, 1995, Valley's total assets, loans and deposits were $3.8 billion, $2.2 billion and $3.4 billion, respectively and Valley operated through 64 branches in New Jersey.

     Prior to the Effective Time, Lakeland was the parent corporation and bank holding company of the Bank, a community-oriented institution offering a variety of financial services in New Jersey. The principal executive offices of Lakeland and the Bank were located at 250 Route 10, Succasunna, New Jersey 07876. As of March 31, 1995, Lakeland had total assets, loans and deposits of $676 million, $397 million and $545 million, respectively and operated its business through its main office and 16 branch offices located in Morris, Warren, and Sussex Counties, New Jersey.

     As a result of the Merger, each outstanding share of Lakeland common stock, $0.10 par value ("Lakeland Common Stock"), has been converted into 1.286 shares of Valley common stock, no par value ("Valley Common Stock"), with cash to be paid in lieu of fractional shares of Valley Common Stock. As of June 30, 1995, there were 3,999,000 shares of Lakeland Common Stock issued and outstanding, resulting in the issuance by Valley of 5,142,714 shares of Valley Common Stock, less fractional shares paid out in cash. Each of the options to purchase Lakeland Common Stock outstanding on June 30, 1995 (a "Lakeland Option") granted under the 1986 Stock Option and Incentive Plan of Lakeland will be converted into either Valley Common Stock or an option to purchase Valley Common Stock, at the election of the holder of such Lakeland Option. The consideration involved in the Merger was a result of negotiations between Valley and Lakeland and was evaluated and determined to be fair by Lakeland's financial advisors.

     Valley filed a Registration Statement on Form S-4 (File No. 33-58497) with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933 the securities issued by Valley in connection with the Merger. The Merger was approved by the shareholders of Lakeland at a special meeting held on June 6, 1995. The Merger will be accounted for by Valley as a pooling-of interests for financial reporting purposes.


Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

     The following audited financial statements of Lakeland are incorporated by reference into this report from the Annual Report of Lakeland on Form 10-K for the fiscal year ended June 30, 1994, previously filed with the Commission:

          Consolidated Statements of Income for each of the three fiscal years in the period ended June 30, 1994.

          Consolidated Balance Sheets as of June 30, 1994 and 1993.

          Consolidated Statements of Changes in
          Stockholders' Equity for each of the three fiscal years in the period ended June 30, 1994.

          Consolidated Statements of Cash Flows for each of the three fiscal years in the period ended June
          30, 1994.

          Notes to Consolidated Financial Statements.

     Pursuant to paragraph (a)(2) of Item 7 of Form 8-K, a manually signed accountants' report with respect to the above-referenced audited financial statements is included as an exhibit to this Form 8-K.

     The following unaudited interim financial statements of Lakeland are incorporated by reference into this report from the Quarterly Report of Lakeland on Form 10-Q for the fiscal quarter ended March 31, 1995, previously filed with the
     Commission:

          Unaudited Consolidated Statements of Income for the nine- and three-month periods ended March 31, 1995 and 1994.

          Unaudited Consolidated Balance Sheets as of March
          31, 1995 and June 30, 1994.

          Unaudited Consolidated Statements of Cash Flows for the nine-month periods ended March 31, 1995 and 1994.

          Notes to Consolidated Financial Statements.


(b)  Pro Forma Financial Information

     The following required pro forma financial information is not available at the time this Current Report on Form 8-K is filed. Pursuant to Items 7(b)(2) and 7(a)(4) of Form 8-K, this information will be filed with the Commission under cover of Form 8 as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is filed:

          Valley's pro forma condensed statement of condition as of March 31, 1995 and pro forma condensed statements of income for the years ended
          December 31, 1994, 1993 and 1992 and for the three-month period ended March 31, 1995.


(c)  Exhibits

     2 Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1995, among Valley, Lakeland, the Bank and VNB. (Incorporated by reference from Valley's Registration Statement on Form S-4, File No. 33-58497, filed with the Commission (Annex A to the Proxy Statement/Prospectus contained therein)).

     23   Report and Consent of Stephen P. Radics & Co.

     99   Press Release dated June 30, 1995
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   VALLEY NATIONAL BANCORP

Dated: July 10, 1995               By: GERALD H. LIPKIN
                                       -------------------------
                                       Gerald H. Lipkin
                                       Chairman and Chief
                                       Executive Officer
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                        INDEX TO EXHIBITS

Exhibit No.    Description
- -----------    -----------

     2 Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1995, among Valley, Lakeland, the Bank and VNB. (Incorporated by reference from Valley's Registration Statement on Form S-4, File No. 33-58497, filed with the
               Commission (Annex A to the Proxy
               Statement/Prospectus contained therein).

     23        Report and Consent of Stephen P. Radics & Co.

     99        Press Release dated June 30, 1995